  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1997

                                                REGISTRATION NO. 333-27485
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.
                                --------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                     HEALTH CARE PROPERTY INVESTORS, INC.
            (FIRST NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
            MARYLAND                                33-0091377
  (STATE OR OTHER JURISDICTION                   (I.R.S. EMPLOYER
      OF INCORPORATION OR                      (IDENTIFICATION NO.)
          ORGANIZATION)

                     10990 WILSHIRE BOULEVARD, SUITE 1200
                         LOS ANGELES, CALIFORNIA 90024
                                (310) 473-1990
              (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
       INCLUDING AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                --------------
                               KENNETH B. ROATH
                              CHAIRMAN, PRESIDENT
                          AND CHIEF EXECUTIVE OFFICER
                     10990 WILSHIRE BOULEVARD, SUITE 1200
                         LOS ANGELES, CALIFORNIA 90024
                                (310) 473-1990
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                --------------
                                  COPIES TO:
     PAMELA B. KELLY, ESQ.                     PAUL C. PRINGLE, ESQ.
        LATHAM & WATKINS                         BROWN & WOOD LLP
  633 WEST FIFTH STREET, SUITE 4000             555 CALIFORNIA STREET
 LOS ANGELES, CALIFORNIA 90071-2007        SAN FRANCISCO, CALIFORNIA 94104
          (213) 485-1234                           (415) 772-1200

                  --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
                                --------------
  If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest investment plans, check the following box. [X]

  If this Form is filed to register additional securities for the offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        TITLE OF EACH CLASS OF        AMOUNT TO BE    PROPOSED MAXIMUM          PROPOSED MAXIMUM             AMOUNT OF
    SECURITIES TO BE REGISTERED(1)     REGISTERED  OFFERING PRICE PER UNIT AGGREGATE OFFERING PRICE(3) REGISTRATION FEE(3)(4)
-----------------------------------------------------------------------------------------------------------------------------
Debt Securities, Preferred Stock,
 Common Stock
 and Rights..........................     (5)                (5)                  $385,000,000                $116,684
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

(1) This Registration Statement also covers delayed delivery contracts which may be issued by the Registrant under which the counterparty may be required to purchase Debt Securities, Preferred Stock or Common Stock. Such contracts would be issued with the Debt Securities, Preferred Stock and/or Common Stock.

(2) In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $415,000,000.

(3) Pursuant to Rule 429, $85,000,000 of the securities to be registered are being carried forward to this Registration Statement from Registration Statement No. 33-62811. Fees of $25,774 were previously paid in connection with such Registration Statement. Fees of $90,910 were previously paid in connection with the initial filing of this Registration Statement No. 333-27485.

(4) Calculated pursuant to Rule 457(0) of the rules and regulations under the Securities Act.

(5) Not applicable pursuant to General Instructions LD of Form S-3 under the Securities Act of 1933.

-------------------------------------------------------------------------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY STATE.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS      SUBJECT TO COMPLETION, DATED JUNE 26, 1997

                      HEALTH CARE PROPERTY INVESTORS, INC.

                                   SECURITIES

  Health Care Property Investors, Inc. (the "Company") may offer from time to time, in one or more series, its unsecured debt securities (the "Debt Securities"), shares of its Preferred Stock, par value $1.00 per share (the "Preferred Stock") and shares of its Common Stock, par value $1.00 per share (the "Common Stock"). The Debt Securities, the Preferred Stock and the Common Stock are collectively referred to herein as the "Securities." The Securities will have an aggregate Offering price of $385,000,000 and will be offered on terms to be determined at the time of the Offering.

  In the case of Debt Securities, the specific title, the aggregate principal amount, the purchase price, the maturity, the rate and time of payment of any interest, any redemption or sinking fund provisions, any conversion provisions and any other specific term of the Debt Securities will be set forth in the accompanying supplement to this Prospectus (the "Prospectus Supplement") and/or a related pricing supplement (the "Pricing Supplement"). In the case of Preferred Stock, the specific number of shares, designation, stated value per share, liquidation preference per share, issuance price, dividend rate (or method of calculation), dividend payment dates, any redemption or sinking fund provisions, any conversion rights and any other specific term of the series of Preferred Stock will be set forth in the accompanying Prospectus Supplement. In the case of Common Stock, the specific number of shares and issuance price per share will be set forth in the accompanying Prospectus Supplement. The Prospectus Supplement will also disclose whether the Securities will be listed on a national securities exchange and if they are not to be listed, the possible effects thereof on their marketability.

  Securities may be sold directly, through agents from time to time or through underwriters or dealers, which may include Merrill Lynch, Pierce, Fenner & Smith Incorporated. If any agent of the Company or any underwriter is involved in the sale of the Securities, the name of such agent or underwriter and any applicable commission or discount will be set forth in the accompanying Prospectus Supplement. See "Plan of Distribution." The net proceeds to the Company from such sale also will be set forth in the applicable Prospectus Supplement.

  The Debt Securities, if issued, will rank on parity with all other unsecured and unsubordinated indebtedness of the Company. See "Description of the Debt Securities."

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION NOR  HAS  THE
     COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  PASSED  UPON  THE
       ACCURACY OR  ADEQUACY OF  THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

       THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
        ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE
                             CONTRARY IS UNLAWFUL.

                                  -----------

  This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
                                  -----------

                  The date of this Prospectus is      , 1997.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files, reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at Room 1024 of the offices of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and is available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the principal offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a world wide web site at http://www.sec.gov that contains reports, proxy and other information regarding registrants that file electronically with the Commission. Reports, proxy materials and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus and any accompanying Prospectus Supplement do not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which may be examined without charge at the public reference facilities maintained by the Commission at the Public Reference Room of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies thereof may be obtained from the Commission upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) proxy statement dated March 21, 1997, (iii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and (iv) the description of the Common Stock contained in the Company's Registration Statement on Form 10, dated May 7, 1985 (File No. 1-8895), including amendments dated May 20, 1985 and May 23, 1985, in each case as filed with the Commission pursuant to the Exchange Act, are hereby incorporated by reference into this Prospectus and shall be deemed to be a part hereof.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the Offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, as the case may be, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request. Copies of this Prospectus, as amended or supplemented from time to time, and any other documents (or parts of documents) that constitute part of this Prospectus under Section 10(a) of the Securities Act will also be provided without charge to each such person, upon written or oral request. Requests for such copies should be directed to James G. Reynolds, Executive Vice President and Chief Financial Officer, Health Care Property Investors, Inc., 10990 Wilshire Boulevard, Suite 1200, Los Angeles, California 90024, (310) 473-1990.

                                  THE COMPANY

  Health Care Property Investors, Inc. (the "Company"), a Maryland corporation, was organized in March 1985 to qualify as a real estate investment trust. The Company invests in health care related real estate located throughout the United States, including long-term care facilities, congregate care and assisted living facilities, acute care and rehabilitation hospitals, medical office buildings, physician group practice clinics and psychiatric facilities.

  References herein to the Company include Health Care Property Investors, Inc. and its wholly-owned subsidiaries, unless the context otherwise requires. The Company's principal offices are located at 10990 Wilshire Boulevard, Suite 1200, Los Angeles, California 90024, and its telephone number is (310) 473-1990.

                      RATIO OF EARNINGS TO FIXED CHARGES

  Set forth below is the ratio of earnings to fixed charges for the Company for the periods indicated:

                                                                         THREE
                                                                        MONTHS
                                              YEAR ENDED DECEMBER 31,    ENDED
                                              ------------------------ MARCH 31,
                                              1992 1993 1994 1995 1996   1997
                                              ---- ---- ---- ---- ---- ---------
Ratio of Earnings to Fixed Charges........... 2.77 3.06 3.35 3.67 3.16   3.14

--------
(1) In computing the ratios of earnings to fixed charges: (a) earnings have been based on consolidated income from operations before fixed charges (exclusive of capitalized interest) and (b) fixed charges consist of interest on debt including amounts capitalized and the pro rata share of the partnerships' fixed charges.

                                USE OF PROCEEDS

  Unless otherwise specified in the Prospectus Supplement which accompanies this Prospectus, the net proceeds from the sale of the Securities offered from time to time hereby will be used for general corporate purposes, including the repayment of outstanding indebtedness, the acquisition of health care related properties and the construction thereof.

                      DESCRIPTION OF THE DEBT SECURITIES

  The Debt Securities are to be issued under an existing indenture (the "Indenture") dated as of September 1, 1993 between the Company and The Bank of New York, as Trustee (the "Trustee"), which has been filed with the Commission and incorporated by reference in the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture to which reference is hereby made for a full description of such provisions, including the definitions therein of certain terms and for other information regarding the Debt Securities. Whenever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. Copies of the Indenture are available for inspection during normal business hours at the principal executive offices of the Company, 10990 Wilshire Boulevard, Suite 1200, Los Angeles, California 90024.

  The following sets forth certain general terms and provisions of the Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement (the "Offered Debt Securities"). Further terms of the Offered Debt Securities are set forth in the applicable Prospectus Supplement and/or an applicable Pricing Supplement.

GENERAL

  The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that the Debt Securities may be issued from time to time in one or more series. All securities issued under the Indenture will rank equally and ratably with all other securities issued under the Indenture.

  The Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Debt Securities are not, by their terms, subordinate in right of payment to any other indebtedness of the Company.

  The Prospectus Supplement and any related Pricing Supplement will describe certain terms of the Offered Debt Securities, including (a) the title of the Offered Debt Securities; (b) any limit on the aggregate principal amount of the Offered Debt Securities and their purchase price; (c) the date or dates on which the Offered Debt Securities will mature; (d) the rate or rates per annum (or manner in which interest is to be determined) at which the Offered Debt Securities will bear interest, if any, and the date from which such interest, if any, will accrue; (e) the dates on which such interest, if any, on the Offered Debt Securities will be payable and the Regular Record Dates for such Interest Payment Dates; (f) any mandatory or optional sinking fund or analogous provisions; (g) additional provisions, if any, for the defeasance of the Offered Debt Securities; (h) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional or mandatory redemption or repayment provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption or repayment provisions; (i) whether the Offered Debt Securities are to be issued in whole or in part in registered form represented by one or more registered global securities (a "Registered Global Security") and, if so, the identity of the depositary for such Registered Global Security or Securities; (j) any applicable material United States federal income tax consequences; and (k) any other specific terms of the Offered Debt Securities, including any additional events of default or covenants provided for with respect to such Debt Securities, and any terms that may be required by or advisable under applicable laws or regulations.

  Principal of, premium, if any, and interest, if any, on the Debt Securities will be payable at such place or places as are designated by the Company and set forth in the applicable Prospectus Supplement. Interest, if any, on the Debt Securities will be paid, unless otherwise provided in the applicable Prospectus Supplement, by check mailed to the person in whose name the Debt Securities are registered at the close of business on the record dates designated in the applicable Prospectus Supplement at the address of the related holder appearing on the register of Debt Securities. The Trustee will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of Debt Securities, subject to any restrictions set forth in the applicable Prospectus Supplement relating to the Debt Securities.

  Unless otherwise provided in the applicable Prospectus Supplement or Pricing Supplement, the Debt Securities will be issued only in fully registered form without coupons, and in denominations of $1,000 or any larger amount that is an integral multiple of $1,000. Debt Securities may be presented for exchange and transfer in the manner, at the places and subject to the restrictions set forth in the Indenture, the Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Indenture.

  Debt Securities will bear interest at a fixed rate or a floating rate. The Debt Securities may be issued at a price less than their stated redemption price at maturity, resulting in such Debt Securities being treated as issued with original issue discount for federal income tax purposes ("Original Issue Discount Debt Securities"). Such Original Issue Discount Debt Securities may currently pay no interest or interest at a rate which at the time of issuance is below market rates. Special federal income tax and other considerations applicable to any such discounted Notes will be described in the Prospectus Supplement or Pricing Supplement relating thereto.

  The Indenture provides that all Debt Securities of any one series need not be issued at the same time and that the Company may, from time to time, issue additional Debt Securities of a previously issued series. In addition, the Indenture provides that the Company may issue Debt Securities with terms different from those of any other series of Debt Securities and, within a series of Debt Securities, certain terms (such as interest rate or manner in which interest is calculated and maturity date) may differ.

CONVERSION RIGHTS

  The terms, if any, on which Debt Securities of a series may be exchanged for or converted into shares of Common Stock, Preferred Stock or Debt Securities of another series will be set forth in the Prospectus Supplement relating thereto. To protect the Company's status as a REIT, a holder may not convert any Debt Security, and such Debt Security shall not be convertible by any holder, if as a result of such conversion any person would then be deemed to beneficially own, directly or indirectly, 9.9% or more of the Company's Common Stock.

GLOBAL DEBT SECURITIES

  The registered Debt Securities of a series may be issued in the form of one or more fully registered global Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

  The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

  So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

  Principal, premium, if any, and interest payments of Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be responsibility of such participants.

  If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Registered Global Security or Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

CERTAIN COVENANTS OF THE COMPANY

 Limitation on Borrowing Money

  The Company covenants in the Indenture that it will not create, assume, incur, or otherwise become liable in respect of, any

    (a) Senior Debt (as defined below) unless the aggregate principal amount of Senior Debt outstanding of the Company will not, at the time of such creation, assumption or incurrence and after giving effect thereto and to any concurrent transactions, exceed the greater of (i) 300% of Capital Base (as defined below), or (ii) 500% of Tangible Net Worth (as defined below); and

    (b) Non-Recourse Debt (as defined below) unless the aggregate principal amount of Senior Debt and Non-Recourse Debt outstanding of the Company will not, at the time of such creation, assumption or incurrence and after giving effect thereto and to any concurrent transactions, exceed 500% of Capital Base.

  For the purpose of this limitation as to borrowing money, "Senior Debt" shall mean all Debt other than Non-Recourse Debt and Subordinated Debt; "Debt," with respect to any Person, shall mean (i) its indebtedness, secured or unsecured, for borrowed money; (ii) Liabilities secured by any existing lien on property owned by such Person; (iii) Capital Lease Obligations, and the present value of all payments due under any arrangement for retention of title (discounted at the implicit rate if known and at 9% otherwise) if such arrangement is in substance an installment purchase or an arrangement for the retention of title for security purposes; and (iv) guarantees of obligations of the character specified in the foregoing clauses (i), (ii) and (iii), to the full extent of the liability of the guarantor (discounted to present value, as provided in the foregoing clause (iii), in the case of guarantees of title retention arrangements); "Capital Lease" shall mean at any time any lease of Property which, in accordance with generally accepted accounting principles, would at such time be required to be capitalized on a balance sheet of the lessee; "Capital Lease Obligation" shall mean at any time the amount of the liability in respect of a Capital Lease which, in accordance with generally accepted accounting principles, would at such time be so required to be capitalized on a balance sheet of the lessee; "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible; "Person" shall mean an individual, partnership, joint venture, joint-stock company, association, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof; "Non-Recourse Debt" with respect to any Person, shall mean any Debt secured by, and only by, property on or with respect to which such Debt is incurred where the rights and remedies of the holder of such Debt in the event of default do not extend to assets other than the property constituting security therefor; "Subordinated Debt" shall mean any unsecured Debt of the Company which is issued or assumed pursuant to, or evidenced by, an indenture or other instrument which contains provisions for the subordination of such other Debt (to which appropriate reference shall be made in the instruments evidencing such other Debt if not contained therein) to the Debt Securities (and, at the option of the Company, if so provided, to other Debt of the Company, either generally or as specifically designated); "Capital Base" shall mean, at any date, the sum of Tangible Net Worth and Subordinated Debt; "Tangible Net Worth" shall mean, at any date, the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) of the Tangible Assets of the Company at such date, minus the amount of its Liabilities at such date; "Tangible Assets" shall mean all assets of the Company (including assets held subject to Capital Leases and other arrangements pursuant to which title to the Property has been retained by or vested in some other Person for security purposes) except: (i) deferred assets other than prepaid insurance, prepaid taxes and deposits; (ii) patents, copyrights, trademarks, trade names, franchises, goodwill, experimental expense and other similar intangibles; and (iii) unamortized debt discount and expense; and "Liabilities" shall mean any date the items shown as liabilities on the balance sheet of the Company, except any items of deferred income, including capital gains.

 Consolidation, Merger and Sale of Assets

  The Company shall not consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to any person unless the Company shall be the continuing corporation, or the successor corporation or person to which such assets are transferred or leased shall be organized under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume the Company's obligations on the Debt Securities and under such Indenture, and after giving effect to such transaction no Event of Default shall have occurred and be continuing, and certain other conditions are met.

 Additional Covenants

  Any additional covenants of the Company with respect to a series of the Debt Securities will be set forth in the Prospectus Supplement and/or Pricing Supplement relating thereto.

EVENTS OF DEFAULT

  The following will be Events of Default under the Indenture with respect to the Debt Securities of any series: (a) failure to pay principal of or any premium on any Debt Security of such series when due; (b) failure to pay any interest on any Debt Security of such series when due, continued for 30 days;
(c) failure to deposit any sinking fund payment when due in respect of any Debt Security of such series; (d) failure to perform any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of one or more series of Debt Securities other than that series), continued for 60 days after written notice by the Trustee to the Company or by the holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of such series to the Company and the Trustee as provided in the Indenture; (e) certain events in bankruptcy, insolvency, conservatorship, receivership or reorganization of the Company; (f) an acceleration of any other indebtedness of the Company, in an aggregate principal amount exceeding $20,000,000, not rescinded or annulled within 10 days after written notice is given as provided in the Indenture; and
(g) the occurrence of any other Event of Default provided with respect to the Debt Securities of that series.

  If an Event of Default with respect to the Outstanding Debt Securities of any series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series may declare the principal amount of all the Outstanding Debt Securities of that series to be due and payable immediately. At any time after the declaration of acceleration with respect to the Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration.

  The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default with respect to a series of Debt Securities, give to the holders of the Outstanding Debt Securities of such series notice of all uncured defaults known to it. Except in the case of default in the payment of principal, premium, if any, or interest, if any, on any Debt Securities of a series, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the holders of Outstanding Debt Securities of such series.

  The Indenture provides that, subject to the duty of the Trustee during the continuance of an Event of Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee and subject to certain other limitations, the holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series.

  The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

MODIFICATION, WAIVER AND AMENDMENT

  The Indenture provides that modifications and amendments may be made by the Company and the Trustee to the Indenture with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of, premium, if any, or interest, if any, on any Debt Security; (b) reduce the principal amount of, premium, if any, or interest, if any, on any Debt Security; (c) reduce the amount of principal of an Original Issue Discount Debt Security payable upon acceleration of the Stated Maturity thereof; (d) change the place or currency of payment of the principal of, premium, if any, or interest, if any, on any Debt Security; (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; or (f) reduce the percentage in aggregate principal amount of the Outstanding Debt Securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

  The holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series will be able, on behalf of all holders of the Debt Securities of that series, to waive compliance by the Company with certain restrictive provisions of the Indenture, or any past default under the Indenture with respect to the Debt Securities of that series, except a default in the payment of principal, premium, if any, or interest, if any, or in respect of a provision of the Indenture which cannot be amended or modified without the consent of the holder of each Outstanding Debt Security of the series affected.

SATISFACTION AND DISCHARGE OF INDENTURE

  The Indenture, with respect to any and all series of Debt Securities (except for certain specified surviving obligations including, among other things, the Company's obligation to pay the principal of, premium, if any, or interest, if any, on any Debt Securities), will be discharged and cancelled upon the satisfaction of certain conditions, including the payment in full of the principal of, premium, if any, and interest, if any, on all of the Debt Securities of such series or the deposit with the Trustee of an amount of cash sufficient for such payment or redemption, in accordance with the Indenture.

DEFEASANCE

  The Company will be able to terminate certain of its obligations under the Indenture with respect to the Debt Securities of any series on the terms and subject to the conditions contained in the Indenture, by depositing in trust with the Trustee cash or U.S. government obligations (or combination thereof) sufficient to pay the principal of, premium, if any, and interest, if any, on the Debt Securities of such series to their maturity or redemption date in accordance with the terms of the Indenture and such Debt Securities.

GOVERNING LAW AND CONSENT TO JURISDICTION

  The Debt Securities and the Indenture will be governed by and construed in accordance with the laws of the State of California.

CONCERNING THE TRUSTEE

  The Indenture contains certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest it must eliminate such conflict or resign or otherwise comply with the Trust Indenture Act of 1939, as amended.

  The Indenture provides that, in case an Event of Default should occur and be continuing, the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its powers.

                        DESCRIPTION OF PREFERRED STOCK

  The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any series of the Preferred Stock offered by any Prospectus Supplement will be described in such Prospectus Supplement. The description of certain provisions of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Restatement of the Company (the "Charter Documents"), and the Board of Directors' resolution or articles supplementary (the "Articles Supplementary") relating to each series of the Preferred Stock which will be filed with the Commission and incorporated by reference to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Preferred Stock.

GENERAL

  The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $1.00 par value per share, and 50,000,000 shares of Preferred Stock, $1.00 par value per share. See "Description of Common Stock."

  Under the Charter Documents, the Board of Directors of the Company is authorized without further stockholder action to establish and issue, from time to time, up to 50,000,000 shares of preferred stock of the Company, in one or more series, with such designations, preferences, powers and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as shall be stated in the resolution providing for the issue of a series of such stock, adopted, at any time or from time to time, by the Board of Directors of the Company.

  The Preferred Stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a Prospectus Supplement relating to a particular series of the Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including: (i) the designation and stated value per share of such Preferred Stock and the number of shares offered; (ii) the amount of liquidation preference per share; (iii) the initial public offering price at which such Preferred Stock will be issued; (iv) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any; (v) any redemption or sinking fund provisions; (vi) any conversion rights; and (vii) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

  The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. Unless otherwise stated in a Prospectus Supplement relating to a particular series of the Preferred Stock, each series of the Preferred Stock will rank on a parity as to dividends and distributions of assets with each other series of the Preferred Stock. The rights of the holders of each series of the Preferred Stock will be subordinate to those of the Company's general creditors.

CERTAIN PROVISIONS OF THE CHARTER DOCUMENTS

  See "Description of Common Stock--Redemption and Business Combination Provisions" for a description of certain provisions of the Charter Documents, including provisions relating to redemption rights and provisions which may have certain anti-takeover effects.

DIVIDEND RIGHTS

  Holders of shares of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds of the Company legally available therefor, cash dividends on such dates and at such rates as will be set forth in, or as are determined by the method described in, the Prospectus Supplement relating to such series of the Preferred Stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company on such record dates, fixed by the Board of Directors of the Company, as specified in the Prospectus Supplement relating to such series of Preferred Stock.

  Such dividends may be cumulative or noncumulative, as provided in the Prospectus Supplement relating to such series of Preferred Stock. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are noncumulative, then the holders of such series of Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company shall have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment dates. Dividends on the shares of each series of Preferred Stock for which dividends are cumulative will accrue from the date on which the Company initially issues shares of such series.

  So long as the shares of any series of the Preferred Stock shall be outstanding, unless (i) full dividends (including if such Preferred Stock is cumulative, dividends for prior dividend periods) shall have been paid or declared and set apart for payment on all outstanding shares of the Preferred Stock of such series and all other series of preferred stock of the Company (other than Junior Stock, as defined below) and (ii) the Company is not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous fund for, any shares of Preferred Stock of such series or any shares of any other preferred stock of the Company of any series (other than Junior Stock), the Company may not declare any dividends on any shares of Common Stock of the Company or any other stock of the Company ranking as to dividends or distributions of assets junior to such series of Preferred Stock (the Common Stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of Junior Stock or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Company, other than Junior Stock which is neither convertible into, nor exchangeable or exercisable for, any securities of the Company other than Junior Stock.

LIQUIDATION PREFERENCE

  In the event of any liquidation, dissolution or winding up of the Company, voluntary or involuntary, the holders of each series of the Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets or payment is made to the holders of Common Stock or any other shares of stock of the Company ranking junior as to such distribution or payment to such series of Preferred Stock, the amount set forth in the Prospectus Supplement relating to such series of the Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other shares of preferred stock of the Company (including any other series of the Preferred Stock) ranking as to any such distribution on a parity with such series of the Preferred Stock are not paid in full, the holders of the Preferred Stock of such series and of such other shares of preferred stock of the Company will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Preferred Stock of each series of the full preferential amounts of the liquidating distribution to which they are entitled, the holders of each such series of the Preferred Stock will be entitled to no further participation in any distribution of assets by the Company.

  If such payment shall have been made in full to all holders of shares of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes of stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

REDEMPTION

  A series of the Preferred Stock may be redeemable, in whole or from time to time in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series. Shares of the Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of preferred stock of the Company.

  In the event that fewer than all of the outstanding shares of a series of the Preferred Stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by the Company or by any other method as may be determined by the Company in its sole discretion to be equitable. From and after the redemption date (unless default shall be made by the Company in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends shall cease to accumulate on the shares of the Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) shall cease.

  So long as any dividends on shares of any series of the Preferred Stock or any other series of preferred stock of the Company ranking on a parity as to dividends and distributions of assets with such series of the Preferred Stock are in arrears, no shares of any such series of the Preferred Stock or such other series of preferred stock of the Company will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and the Company will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will not prevent the purchase or acquisition of such shares of Preferred Stock of such series or of shares of such other series of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series, and, unless the full cumulative dividends on all outstanding shares of any cumulative Preferred Stock of such series and any other stock of the Company ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of such series (except by conversion into or exchange for stock of the Company) ranking junior to the Preferred Stock of such series as to dividends and upon liquidation.

  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of shares of Preferred Stock to be redeemed at the address shown on the stock transfer books of the Company. After the redemption date, dividends will cease to accrue on the shares of Preferred Stock called for redemption and all rights of the holders of such shares will terminate, except the right to receive the redemption price without interest.

CONVERSION RIGHTS

  The terms, if any, on which shares of Preferred Stock of any series may be exchanged for or converted (mandatorily or otherwise) into shares of Common Stock or another series of Preferred Stock will be set forth in the Prospectus Supplement relating thereto. See "Description of Common Stock."

VOTING RIGHTS

  Except as indicated below or in a Prospectus Supplement relating to a particular series of the Preferred Stock, or except as required by applicable law, the holders of the Preferred Stock will not be entitled to vote for any purpose.

  So long as any shares of Preferred Stock remain outstanding, the Company shall not, without the consent or the affirmative vote of the holders of a majority of the shares of each series of Preferred Stock outstanding at the time given in person or by proxy, either in writing or at a meeting (such series voting separately as a class) (i) authorize, create or issue, or increase the authorized or issued amount of, any series of stock ranking prior to such series of Preferred Stock with respect to payment of dividends, or the distribution of assets on liquidation, dissolution or winding up or reclassifying any authorized stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares and (ii) to repeal, amend or otherwise change any of the provisions applicable to the Preferred Stock of such series in any manner which materially and adversely affects the powers, preferences, voting power or other rights or privileges of such series of the Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

  The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

RESTRICTIONS ON OWNERSHIP

  For the Company to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the Company may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Company's outstanding equity securities, including any Preferred Stock of the Company. The applicable Prospectus Supplement will specify any additional ownership limitation relating to a series of Preferred Stock.

TRANSFER AGENT AND REGISTRAR

  The transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of the Preferred Stock will be set forth in the Prospectus Supplement relating thereto.

                          DESCRIPTION OF COMMON STOCK

  The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $1.00 per share, and 50,000,000 shares of Preferred Stock, par value $1.00 per share. The following description is qualified in all respects by reference to the Charter Documents of the Company, a copy of which was filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, the Amended and Restated Bylaws of the Company, a copy of which was filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and the Rights Agreement between the Company and Bank of New York (successor to Chemical Trust Company of California), as Rights Agent.

COMMON STOCK

  All shares of Common Stock participate equally in dividends payable to holders of Common Stock when and as declared by the Board of Directors and in net assets available for distribution to holders of Common Stock on liquidation, dissolution, or winding up of the Company, have one vote per share on all matters submitted to a vote of the stockholders and do not have cumulative voting rights in the election of directors. All issued and outstanding shares of Common Stock are, and the Common Stock offered hereby will be upon issuance, validly issued, fully paid and nonassessable. Holders of the Common Stock do not have preference, conversion, exchange or preemptive rights. The Common Stock is listed on the New York Stock Exchange (NYSE
Symbol: HCP).

STOCKHOLDER RIGHTS PLAN

  On July 5, 1990, the Board of Directors of the Company declared a dividend distribution of one right (each, a "Right") for each outstanding share of Common Stock of the Company to stockholders of record at the close of business on July 30, 1990. When exercisable, each Right entitles the registered holder to purchase from the Company one share of the Company's Common Stock at a price of $47.50 per share, subject to adjustment. Initially, the Rights will be attached to all outstanding shares of Common Stock, and no separate Rights Certificates will be distributed. The Board also authorized the issuance of one Right with respect to each share of Common Stock that shall become outstanding between July 30, 1990 and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (all as defined in the Rights Agreement). Each share of Common Stock offered hereby will have upon issuance one Right attached.

  The Rights will become exercisable and will detach from the Common Stock upon the earlier of (i) the tenth day after the public announcement that any person or group has acquired beneficial ownership of 15% or more of the Company's Common Stock, or (ii) the tenth day after any person or group commences, or announces an intention to commence, a tender or exchange offer which, if consummated, would result in the beneficial ownership by a person or group of 30% or more of the Company's Common Stock (the earlier of (i) and (ii) being the "Distribution Date"). If such person or group acquires beneficial ownership of 15% or more of the Company's Common Stock (except pursuant to certain cash tender offers for all outstanding Common Stock approved by the Board of Directors) or if the Company is the surviving corporation in a merger and its Common Stock is not changed or exchanged, each Right will entitle the holder to purchase, at the Right's then current exercise price, that number of shares of the Company's Common Stock having a market value equal to twice the exercise price. Similarly, if after the Rights become exercisable, the Company merges or consolidates with, or sells 50% or more of its assets or earning power to, another person, each Right will then entitle the holder to purchase, at the Right's then current exercise price, that number of shares of the stock of the acquiring company which at the time of such transaction would have a market value equal to twice the exercise price.

  The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right by the Board of Directors at any time until ten days following the public announcement that a person or group has acquired beneficial ownership of 15% or more of the Company's outstanding Common Stock. The Board of Directors may, under certain circumstances, extend the period during which the Rights are redeemable or postpone the Distribution Date. The Rights will expire on July 30, 2000, unless earlier redeemed.

TRANSFER RESTRICTIONS, REDEMPTION AND BUSINESS COMBINATION PROVISIONS

  If the Board of Directors shall, at any time and in good faith, be of the opinion that direct or indirect ownership of more than 9.9% or more of the voting shares of capital stock has or may become concentrated in the hands of one beneficial owner, the Board of Directors shall have the power (i) by lot or other means deemed equitable by it to call for the purchase from any stockholder of the Company a number of voting shares sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership of voting shares of capital stock of such beneficial owner to a level of no more than 9.9% of the outstanding voting shares of the Company's capital stock, and (ii) to refuse to transfer or issue voting shares of capital stock to any person whose acquisition of such voting shares would, in the opinion of the Board of Directors, result in the direct or indirect ownership by that person of more than 9.9% of the outstanding voting shares of capital stock of the Company. Further, any transfer of shares, options, warrants, or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding voting shares shall be deemed void ab initio and the intended transferee shall be deemed never to have had an interest therein. The purchase price for any voting shares of capital stock so redeemed shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which notices of such acquisitions are sent by the Company, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such stock as determined by the Board of Directors in accordance with the provisions of applicable law. From and after the date fixed for purchase by the Board of Directors, the holder of any shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price for the shares.

  The Charter Documents require that, except in certain circumstances, Business Combinations (as defined below) between the Company and a beneficial holder of 10% or more of the Company's outstanding voting stock (a "Related Person") be approved by the affirmative vote of at least 90% of the outstanding voting shares of the Company.

  A Business Combination is defined in the Charter Documents as (a) any merger or consolidation of the Company with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as defined below) of the assets of the Company (including without limitation any voting securities of a subsidiary) to a Related Person, (c) any merger or consolidation of a Related Person with or into the Company, (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Company, (e) the issuance of any securities (other than by way of pro rata distribution to all stockholders) of the Company to a Related Person, and (f) any agreement, contract or other arrangement providing for any of the transactions described in the definition of Business Combination. The term "Substantial Part" shall mean more than 10% of the book value of the total assets of the Company as of the end of its most recent fiscal year ending prior to the time the determination is being made.

  The foregoing provisions of the Charter Documents and certain other matters may not be amended without the affirmative vote of at least 90% of the outstanding voting shares of the Company.

  The Rights and the foregoing provisions may have the effect of discouraging unilateral tender offers or other takeover proposals which certain stockholders might deem to be in their interests or in which they might receive a substantial premium. The Board of Directors' authority to issue and establish the terms of currently authorized Preferred Stock, without stockholder approval, may also have the effect of discouraging takeover attempts. See "Description of Preferred Stock." The Rights and the foregoing provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of Common Stock, deprive stockholders of opportunities to sell at a temporarily higher market price. However, the Board of Directors believes that inclusion of the Business Combination provisions in the Charter Documents and the Rights may help assure fair treatment of stockholders and preserve the assets of the Company.

  The foregoing summary of certain provisions of the Rights and the Charter Documents does not purport to be complete or to give effect to provisions of statutory or common law. The foregoing summary is subject to, and qualified in its entirety by reference to, the provisions of applicable law and, the Charter Documents and the Rights Agreement, copies of which are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part.

TRANSFER AGENT AND REGISTRAR

  Bank of New York acts as transfer agent and registrar of the Common Stock.

           CERTAIN FEDERAL INCOME TAX CONSIDERATIONS TO THE COMPANY

  The following summary of certain federal income tax considerations to the Company is based on current law, is for general information only, and is not tax advice. The tax treatment of a holder of any of the Securities will vary depending upon the terms of the specific Securities acquired by such holder, as well as his particular situation, and this discussion does not attempt to address any aspects of federal income taxation relating to holders of Securities. Certain federal income tax considerations relevant to holders of the Securities will be provided in the applicable Prospectus Supplement relating thereto.

  EACH INVESTOR IS ADVISED TO CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT, AS WELL AS HIS OWN TAX ADVISOR, REGARDING THE TAX CONSEQUENCES TO HIM OF THE ACQUISITION, OWNERSHIP AND SALE OF THE SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY AS A REIT

  General. The Company elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Code, commencing with its taxable year ended December 31, 1985. The Company believes that, commencing with its taxable year ended December 31, 1985, it has been organized and has operated in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that it has operated or will operate in a manner so as to qualify or remain qualified.

  These sections of the Code are highly technical and complex. The following sets forth the material aspects of the sections that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. Latham & Watkins has acted as tax counsel to the Company in connection with this Prospectus and the Company's election to be taxed as a REIT.

  Latham & Watkins rendered an opinion to the Company as of June 17, 1997 to the effect that commencing with the Company's taxable year ended December 31, 1985, the Company was organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation would enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and was conditioned upon certain representations made by the Company as to factual matters and that Latham & Watkins undertook no obligation to update this opinion subsequent to such date. In addition, this opinion was based upon the factual representations of the Company as set forth in this Prospectus. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation in any particular taxable year will satisfy such requirements. See "--Failure to Qualify."

  If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a regular corporation. However, the Company will be subject to federal income tax as follows: First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a real estate investment trust because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by (b) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its real estate investment trust ordinary income for such year,
(ii) 95% of its real estate investment trust capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, with respect to any asset (a "Built-in Gain Asset") acquired by the Company from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the Built-in Gain Asset in the hands of the Company is determined by reference to the basis of the asset in the hands of the C corporation, if the Company recognizes gain on the disposition of such asset during the 10-year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Company, then, to the extent of the Built-in Gain (i.e., the excess of (a) the fair market value of such asset over (b) the Company's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain would be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated. As provided in IRS Notice 88-19, the results described above with respect to the recognition of Built-in Gain assume that the Company would make an election under Treasury Regulations that have not yet been promulgated.

  Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors, (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (3) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code, (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code, (5) the beneficial ownership of which is held by 100 or more persons, (6) at anytime during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) and (7) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) to (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) will not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust.

  The Company believes it has satisfied conditions (5) and (6). In addition, the Company's Charter Documents provide for restrictions regarding transfer of the Company's capital stock, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirement described in
(6) above. Such transfer restrictions are described in "Transfer Restrictions, Redemption and Business Combination Provisions." There can be no assurance, however, that such transfer restrictions will, in all cases, prevent a violation of the stock ownership provisions described in (6) above. The ownership and transfer restrictions pertaining to a particular class or series of capital stock will be described in the applicable Prospectus Supplement pertaining to such class or series.

  The Company owns interests in various partnerships. In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the real estate investment trust for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, the Company's proportionate share of the assets, liabilities and items of income of the partnerships in which the Company is a partner will be treated as assets, liabilities and items of income of the Company for purposes of applying the requirements described herein.

  The Company owns and operates a number of properties through subsidiaries. Code Section 856(i) provides that a corporation which is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities and such items (as the case may be) of the REIT. Thus, in applying the requirements described herein, the Company's "qualified REIT subsidiaries" will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as assets, liabilities and items of the Company. A qualified REIT subsidiary will not be subject to federal income tax and the Company's ownership of the voting stock of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitutes more than 10% of such issuer's voting securities or more than 5% of the value of the Company's total assets.

  Income Tests. In order to maintain qualification as a REIT, the Company annually must satisfy three gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year.

  Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a real estate investment trust described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the real estate investment trust, or an owner of 10% or more of the real estate investment trust, actually or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the real estate investment trust generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the real estate investment trust derives no revenue; provided, however, the Company may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. The Company has represented that it does not and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above), (ii) rent any property to a Related Party Tenant, (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or (iv) perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom the Company derives no revenue.

  The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

  The Company expects to recognize income from the performance of certain management and administrative services relating to the partnerships in which it owns interests. At least a portion of this income will not be qualifying income under the 95% and 75% gross income tests described above. The Company believes that the aggregate amount of this service income (and any other nonqualifying income) in any taxable year will not exceed the limits on nonqualifying income under the gross income tests described above.

  If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a real estate investment trust for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above under "-- General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

  Asset Tests. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including (i) assets held by the Company's qualified REIT subsidiaries and the Company's allocable share of real estate assets held by partnerships in which the Company owns an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or a long-term (at least five years) public debt offering of the Company), cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities.

  Annual Distribution Requirements. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. In addition, if the Company disposes of any Built-in Gain Asset during its Recognition Period, the Company would be required, pursuant to IRS regulations which have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates.

  It is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. In the event that such timing differences occur, in order to meet the 95% distribution requirement, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

  Under certain circumstances, the Company may be able to rectify a failure to meet the above distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

  Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (1) 85% of its real estate investment trust ordinary income for such year, (ii) 95% of its real estate investment trust capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements set forth above.

TAX RISKS ASSOCIATED WITH THE PARTNERSHIPS

  The Company owns interests in various partnerships. The ownership of an interest in a partnership may involve special tax risks, including the possible challenge by the IRS of (i) allocations of income and expense items, which could affect the computation of taxable income of the Company, and (ii) the status of a partnership as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. If any of the partnerships were treated as an association taxable as a corporation for federal income tax purposes, the partnership would be treated as a taxable entity. In addition, in such a situation, (i) if the Company owned more than 10% of the outstanding voting securities of such partnership, or the value of such securities exceeded 5% of the value of the Company's assets, the Company would fail to satisfy the asset tests described above and would therefore fail to qualify as a REIT, (ii) distributions from any such partnership to the Company would be treated as dividends, which are not taken into account in satisfying the 75% gross income test described above and could, therefore, make it more difficult for the Company to satisfy such test, (iii) the interest in any such partnership held by the Company would not qualify as a "real estate asset," which could make it more difficult for the Company to meet the 75% asset test described above, and (iv) the Company would not be able to deduct its share of any losses generated by the partnerships in computing its taxable income. See "--Failure to Qualify" for a discussion of the effect of the Company's failure to meet such tests for a taxable year. The Company believes that each of the partnerships in which the Company owns an interest will be treated for tax purposes as a partnership (rather than an association taxable as a corporation). No assurance can be given that the IRS will not successfully challenge the status of the partnerships as partnerships.

FAILURE TO QUALIFY

  If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Such a failure to qualify for taxation as a REIT would reduce the cash available for distribution by the Company to stockholders and to pay debt service and could have an adverse effect on the market value and marketability of the Securities. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

STATE AND LOCAL TAXES

  The Company may be subject to state or local taxes in other jurisdictions such as those in which the Company may be deemed to be engaged in activities or own property or other interests. Such tax treatment of the Company in states having taxing jurisdiction over it may differ from the federal income tax treatment described in this summary.

                             PLAN OF DISTRIBUTION

  The Company may sell the Securities being offered hereby directly or through agents, underwriters or dealers, which may include Merrill Lynch, Pierce, Fenner & Smith Incorporated.

  Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. The Company may also sell Securities to an agent as principal. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If any underwriters are utilized in the sale of Securities in respect of which this Prospectus is delivered, the Company will enter into an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the applicable Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  Securities may also be offered and sold, if so indicated in any Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If so indicated in any Prospectus Supplement, the Company will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement, and such Prospectus Supplement will set forth the commission payable for solicitation of such offers.

                                 LEGAL MATTERS

  Certain legal matters with respect to the Securities offered hereby will be passed upon for the Company by Latham & Watkins, Los Angeles, California. Brown & Wood LLP, Los Angeles, California, will act as counsel for any agents or underwriters. Paul C. Pringle is a partner of Brown & Wood LLP and owns 3,000 shares of the Company's Common Stock.

                                    EXPERTS

  The financial statements incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses, other than underwriting discounts and commissions, in connection with this offering are estimated as follows:

     SEC Registration Fee............................................. $116,684
     Blue Sky fees and expense........................................    5,000
     Printing and shipping expenses...................................  150,000
     Legal fees and expenses..........................................  150,000
     Accounting fees and expenses.....................................   50,000
     Transfer agent or trustee fees...................................   10,000
     Listing Fees.....................................................   50,000
     Miscellaneous....................................................   10,110
                                                                       --------
         Total........................................................ $560,000
                                                                       ========

ITEM 15. INDEMNIFICATIONS OF DIRECTORS AND OFFICERS.

  The Company's Articles of Restatement (the "Charter Documents") limit the liability of the Company's directors and officers to the Company and its shareholders to the fullest extent permitted by the laws of the State of Maryland. Maryland law presently permits the liability of directors and officers to a corporation or its shareholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit or (ii) if the judgment or other final adjudication is entered in a proceeding based on a finding that the directors or officers action, or failure to act, was a result of active or deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The provisions of the Charter Documents do not limit the ability of the Company or its shareholders to obtain other relief, such as injunction or recision.

  The Charter Documents provide for indemnification of directors and officers to the full extent permitted by the laws of the State of Maryland.

  Article X of the Company's Amended and Restated By-Laws (the "By-Laws") provides that the Company shall indemnify and hold harmless, in the manner and to the fullest extent permitted by law, any person who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Company, or, as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust, benefit plan or other enterprise.

  Article X of the By-Laws further provides that the Company may, with the approval of the Board of Directors, provide such indemnification and advancement of expenses as set forth in the above paragraph to agents and employees of the Company.

  Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any director or officer made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by, or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.

  The Company has provided for the benefit of its directors and officers, a Directors and Officers Liability Policy.

ITEM 16. EXHIBITS.

  See Exhibit Index.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"):

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set for the in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing the Registrant's annual report pursuant to Section 13(a) or 15(d) of the

  Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the TIA.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA, ON THE 26TH DAY OF JUNE, 1997.

                                          HEALTH CARE PROPERTY INVESTORS, INC.

                                          By:
                                               */s/ Kenneth B. Roath
                                             __________________________________
                                                      Kenneth B. Roath
                                                  Chairman, President and
                                                  Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

      */s/ Kenneth B. Roath          Chairman, President, Chief      June 26, 1997
____________________________________  Executive Officer and
          Kenneth B. Roath            Director (Principal
                                      Executive Officer)

      */s/ James G. Reynolds         Executive Vice President and    June 26, 1997
____________________________________  Chief Financial Officer
         James G. Reynolds            (Principal Financial
                                      Officer)

        */s/ Devasis Ghose           Senior Vice President and       June 26, 1997
____________________________________  Treasurer (Principal
           Devasis Ghose              Accounting Officer)

                                     Director
  __________________________________
           Paul V. Colony

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

   */s/ Robert R. Fanning, Jr.       Director                        June 26, 1997
____________________________________
       Robert R. Fanning, Jr.

      */s/ Michael D. McKee          Director                        June 26, 1997
____________________________________
          Michael D. McKee

      */s/ Orville E. Melby          Director                        June 26, 1997
____________________________________
          Orville E. Melby

   */s/ Harold M. Messmer, Jr.       Director                        June 26, 1997
____________________________________
       Harold M. Messmer, Jr.

       */s/ Peter L. Rhein           Director                        June 26, 1997
____________________________________
           Peter L. Rhein
                                                                     June 26, 1997
*By         /s/ Kenneth B. Roath
------------------------------------
          Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.                         DESCRIPTION                             PAGE
 -------                       -----------                         ------------
  *1.1   Form of Distribution Agreement for Medium Term Notes.
  *1.2   Form of Purchase Agreement for Notes.
  *1.3   Form of Purchase Agreement for Common Stock.
  *1.4   Form of Purchase Agreement for Preferred Stock.
   4.1   Articles of Restatement of the Company (incorporated
         herein by reference to Exhibit 3.1 to the Company's
         Annual Report on Form 10-K for the year ended December
         31, 1994).
   4.2   Amended and Restated Bylaws of the Company
         (incorporated herein by reference to Exhibit 3(ii) of
         the Company's Quarterly Report on Form 10-Q for the
         period ended June 30, 1995).
   4.3   Rights Agreement, dated as of July 5, 1990, between the
         Company and Manufacturers Hanover Trust Company of
         California, as Rights Agent (incorporated herein by
         reference to Exhibit 1 to the Company's Registration
         Statement on Form 8-A filed with the Commission on July
         17, 1990).
   4.4   Indenture dated as of September 1, 1993 between the
         Company and The Bank of New York, as Trustee
         (incorporated herein by reference to Exhibit 4.1 to the
         Company's Current Report on Form 8-K dated September 9,
         1993).
   5.1   Opinion of Latham & Watkins as to the validity of the
         Securities.
  *8.1   Opinion of Latham & Watkins re: tax matters.
 *12.1   Statement re: Computation of Ratio of Earnings to Fixed
         Charges.
  23.1   Consent of Arthur Andersen LLP.
  23.2   Consent of Latham & Watkins (included in Exhibit 5.1).
  23.3   Consent of Latham & Watkins (included in Exhibit 8.1).
 *24.1   Power of Attorney.
 *25.1   Statement of Eligibility and Qualification on Form T-1.

--------

*  Previously filed.